Exhibit 10.78

August 21, 2020

Mr. Lawrence J. Burian
Madison Square Garden Sports Corp.
Two Pennsylvania Plaza
New York, New York 10121

Dear Lawrence:
Reference is made to your Employment Agreement, dated as of September 6, 2018 (the “Employment Agreement”) with Madison Square Garden Sports Corp. (formerly The Madison Square Garden Company, the “Company”), as amended by letter agreement dated June 19, 2020 (“Amendment #1”). Capitalized terms not defined in this letter have the meaning set forth in either the Employment Agreement or Amendment #1, as applicable.
With respect to any Spin Termination, the Company hereby agrees to further extend the date by which you may terminate your employment for Good Reason to November 17, 2020 (i.e., you must provide written notice to the Company on or before November 2, 2020 that you do not consent to the Company’s actions and intend to terminate your employment for “Good Reason”, 15 days prior to the deadline), provided that such date may be further extended if mutually agreed by the parties. For the avoidance of doubt, nothing in this letter (i) waives your obligation, if you determine to exercise a Good Reason termination, to provide the written notice described above in the form required by the Employment Agreement, or (ii) waives the Company’s right to correct any such action as provided in the Employment Agreement (if such action can be corrected).
Except as expressly set forth herein, the Employment Agreement (as previously amended) shall remain in full force and effect in accordance with its terms. The following provisions of the Employment Agreement shall be incorporated into, and be effective mutatis mutandis with respect to, this letter as if set forth herein in their entirety: Paragraphs 18, 19 and 20. This letter reflects the entire understanding and agreement of you and the Company with respect to the subject matter hereof and supersedes all prior understandings or agreements relating thereto. This agreement may be executed in several counterparts (including, without limitation, by facsimile, PDF or electronic transmission), each of which will be deemed an original, and such counterparts will constitute one and the same instrument.
Please sign below to indicate your agreement and acknowledgement to the terms and conditions of this letter, which will become a binding agreement upon our receipt.
* * *

Sincerely,
Madison Square Garden Sports Corp.

By:    /s/ Andrew Lustgarten______________
Name: Andrew Lustgarten

Title:	President & Chief Executive Officer

Accepted and Agreed:
/s/ Lawrence J. Burian__________________
Lawrence J. Burian

Date: August 21, 2020

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